UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 6, 2022

Entegris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32598	41-1941551
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA		01821
(Address of principal executive offices)		(Zip Code)

(978) 436-6500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ENTG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 6, 2022 (the “Closing Date”), Entegris, Inc., a Delaware corporation (“Entegris”) completed the acquisition of CMC Materials, Inc., a Delaware corporation (“CMC”) pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of December 14, 2021 (the “Merger Agreement”), by and among Entegris, CMC and Yosemite Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Entegris (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into CMC (the “Merger”), with CMC surviving the Merger and becoming a wholly owned subsidiary of Entegris.

At the effective time of the Merger (the “Effective Time”), subject to the terms and conditions of the Merger Agreement, each share of common stock, par value $0.001 per share, of CMC (the “CMC Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares of CMC Common Stock owned by CMC, Entegris or any of their respective subsidiaries immediately before the Effective Time and (ii) shares of CMC Common Stock as to which dissenters’ rights have been properly perfected) was converted into the right to receive $133.00 in cash (the “Cash Consideration”) and .4506 of a share (the “Exchange Ratio”) of Entegris common stock, plus cash in lieu of any fractional shares (the “Merger Consideration”).

Pursuant to the Merger Agreement, as of the Effective Time, (i) each outstanding option to purchase shares of CMC Common Stock vested in full and was assumed and converted into an option to purchase shares of Entegris common stock based on the Equity Award Exchange Ratio (defined below), (ii) each restricted share of CMC Common Stock vested in full and was cancelled and converted into the right to receive the Merger Consideration (with any accrued but unpaid dividends paid in cash), (iii) each time-based restricted stock unit award that was granted prior to the date of the Merger Agreement and/or to a non-employee member of the CMC board of directors vested in full and was cancelled and converted into the right to receive the Merger Consideration (with any accrued but unpaid dividend equivalents paid in cash), (iv) each other time-based restricted stock unit award not covered by clause (iii) was converted into a restricted stock unit award with respect to shares of Entegris common stock based on the Equity Award Exchange Ratio, (iv) each deferred stock unit award under CMC’s Directors’ Deferred Compensation Plan vested in full and was cancelled and converted into the right to receive the Merger Consideration (with any accrued but unpaid dividend equivalents paid in cash), (v) each contingent right to receive the cash value of a share of CMC Common Stock held by select employees of CMC who primarily provide services in a jurisdiction other than the United States vested in full and was cancelled and converted into the right to receive an amount in cash equal to the value of the Merger Consideration, and (vi) each performance-based restricted stock unit was assumed and converted into a time-based restricted stock unit award with respect to shares of Entegris common stock based on the Equity Award Exchange Ratio and the achievement of applicable performance metrics at the target level. The “Equity Award Exchange Ratio” means the sum of (i) the Exchange Ratio and (ii) the quotient (rounded to the fourth decimal place) of (i) the Cash Consideration divided by (ii) the volume weighted average price per share of Entegris common stock on the NASDAQ, for the consecutive period of 10 trading days beginning on the 12th trading day immediately preceding the closing date and concluding at the close of trading on the second trading day immediately preceding the closing date.

Entegris acquired all of the issued and outstanding common shares of CMC for $133.00 in cash and 0.4506 shares of Entegris common stock per share, representing a total purchase price (inclusive of debt retired and cash assumed) at close was approximately $5.7 billion (based on Entegris' closing price on June 30, 2022), including $3.8 billion in cash paid to CMC shareholders, 12.9 million shares of Entegris stock Entegris stock (excluding unvested CMC stock options and unvested CMC RSU, RSS, and PSU equity awards assumed), approximately $900 million of debt retired and approximately $200 million of acquired cash.  Entegris financed the cash portion of the purchase price through debt financing.  There are no maintenance covenants on the financing.  Entegris has significant liquidity at closing, consisting of cash on hand and an undrawn revolver.  Entegris expects to achieve a gross leverage ration of ~4.0x by the end of 2022 and thereafter deleverage to a gross leverage ratio of <3.0x.

Item 1.01. Entry into a Material Definitive Agreement.

Senior Secured Credit Facilities

On the Closing Date, Entegris and certain of its subsidiaries entered into an Amendment and Restatement Agreement (the “Amendment”), which amended and restated the Credit and Guaranty Agreement dated as of November 6, 2018 (as previously amended, restated, amended and restated, supplemented, modified and otherwise in effect prior to the effectiveness of the Amendment, the “Existing Credit Agreement” and, the Existing Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), by and among Entegris, as borrower, certain subsidiaries of Entegris party thereto, as guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

The Amended Credit Agreement provides for senior secured credit facilities in an aggregate principal amount equal to $3.070 billion, consisting of (a) a senior secured term loan credit facility in an aggregate principal amount equal to  $2.495 billion (the “Initial Term Loan Facility”) and (b) a senior secured revolving credit facility in an aggregate amount equal to $575 million (the “Revolving Facility” and, together with the Initial Term Loan Facility, the “Credit Facilities”). The Revolving Faclity contains a $57.5 million sublimit for swingline loans. The Revolving Facility also contains a $70.0 million sublimit for the issuances of letters of credit. Borrowings and Letters of Credit under the Revolving Facility, at Entegris’ option, may be denominated in US dollars or Euros, Sterling, Singapore Dollars or Yen (the “Foreign Currencies”).  Swingline Loans will be denominated in US dollars. On the Closing Date, borrowings under the Credit Facilities, together with proceeds of the Bridge Credit Facility and the Notes, and cash on hand, were used to (a) finance a portion of Merger Consideration, (b) pay the fees and expenses related to the Merger, the Notes offerings, the Credit Facilities and the Bridge Credit Facility and (c) repay certain existing indebtedness of CMC and Entegris.  Thereafter, borrowings under the Revolving Facility and any remaining proceeds of the Initial Term Loan Facility may be used to finance working capital and general corporate purposes of Entegris and its subsidiaries.

The commitments under the Revolving Facility expire on July 6, 2027, and any loans then outstanding will be payable in full at that time.  All outstanding loans under Initial Term Loan Facility are due and payable on July 6, 2029.

Under the Amended Credit Agreement, Entegris may, at its option, add one or more additional tranches of term loans or add one or more additional tranches of revolving credit commitments, without the consent of any lenders not participating in such additional borrowings, up to an aggregate amount of the greater of $1,100 million and 100% of Consolidated Adjusted EBITDA (as defined in the Amended Credit Agreement) for the then most recent period of four fiscal quarters for which financial statements are available, plus an amount equal to certain prepayments or redemptions indebtedness under the Credit Facilities and certain other permitted pari passu indebtedness, plus additional amounts based on the satisfaction of certain leverage ratio tests, subject to certain customary conditions and applicable lenders committing to provide the additional funding. There can be no assurance that additional funding would be available.

Entegris’ obligation under the Credit Facilities are guaranteed by certain of Entegris’ wholly-owned domestic restricted subsidiaries (including CMC and certain of its wholly-owned domestic subsidiaries (the “CMC Guarantors”) and, collectively, the “Subsidiary Guarantors”), subject to customary exceptions and limitations.  Entegris’ obligations under the Credit Facility and the Subsidiary Guarantors’ obligations under the related guarantees are secured by a first-priority lien on substantially all of the assets of Entegris and the Subsidiary Guarantors, subject to customary exceptions and limitations, on a pari passu basis with the obligations under the Secured Notes, pursuant to customary intercreditor arrangements set forth in that certain Equal Priority Intercreditor Agreement, dated as of July 6, 2022 (the “New Notes Intercreditor Agreement”), among Entegris, certain subsidiaries of Entegris, Morgan Stanley Senior Funding, Inc., as senior credit facilities collateral agent, and Truist Bank, as notes collateral agent.

Borrowings under the Initial Term Loan Facility bear interest at a rate per annum equal to, at Entegris’ option, either (i) Term SOFR plus an applicable margin of 3.00% or (ii) a base rate plus an applicable margin of 2.00%.  From and after the Closing Date and until the first business day after Entegris delivers the financial statements for the fiscal quarter ended December 31, 2022 and the related compliance certificate to the administrative agent pursuant to the Amended Credit Agreement, borrowings under the Revolving Facility bear interest at a rate per annum equal to, at Entegris’ option, either (i) Term SOFR, in the case of US dollar denominated borrowings, or the applicable benchmark rate as further described in the Amended Credit Agreement, in the case of Foreign Currencies, in each case, plus an applicable margin of 1.75% or (ii) a base rate, plus an applicable margin of 0.75%.  Thereafter, borrowing under the Revolving Facility bear interest at a rate per annum equal to, at Entegris’ option, (i) Term SOFR, in the case of US dollar denominated borrowings, or the applicable benchmark rate as further described in the Amended Credit Agreement, in the case of Foreign Currencies, in each case, plus an applicable margin ranging from 1.25% to 1.75%, in each case, depending on the first lien net leverage ratio of Entegris and its restricted subsidiaries (the “First Lien Net Leverage Ratio”), and (ii) a base rate, plus an applicable margin ranging from 0.25% to 0.75%, depending on the First Lien Net Leverage Ratio. Swingline loans under the Revolving Facility bear interest at a rate per annum equal to the base rate plus the applicable margin otherwise applicable to base rate borrowings under the Revolving Facility.

Unutilized commitments under the Revolving Facility are subject to a per annum fee of (i) from and after the Closing Date and until the first business day after Entegris delivers the financial statements for the fiscal quarter ended December 31, 2022 and the related compliance certificate to the administrative agent pursuant to the Amended Credit Agreement, 0.30% and (ii) thereafter, (x) a range of 0.20% to 0.30%, depending on the First Lien Net Leverage Ratio.

Entegris is also required to pay a letter of credit fronting fee to each letter of credit issuer equal to 0.125% per annum of the amount available to be drawn under each such letter of credit, as well as a fee to all lenders equal to the applicable margin for Term SOFR under the Revolving Facility times the average daily amount available to be drawn under all outstanding letters of credit.  Entegris is also required to pay certain customary agency fees.

The Amended Credit Agreement contains customary representations and warranties and affirmative covenants. The Amended Credit Agreement also includes negative covenants that limit, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt and mergers and acquisitions.  The Amended Credit Agreement also includes a “springing” financial covenant that would require Entegris to maintain a First Lien Net Leverage Ratio of 5.20:1.00 or less as of the end of any period of four fiscal quarters ending after December 31, 2022 if at any time Entegris has revolving borrowings, unreimbursed letter of credit drawings and undrawn letters of credit (subject to certain exceptions) outstanding in an amount in excess of 35.0% of the aggregate commitments in respect of the Revolving Facility.

The Amended Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the Credit Facilities to be in full force and effect, and a change of control. If an event of default occurs and is continuing, Entegris may be required immediately to repay all amounts outstanding under the Amended Credit Agreement.

Senior Unsecured Bridge Facility

On the Closing Date, Entegris and the Subsidiary Guarantors entered into a 364-Day Bridge Credit and Guaranty Agreement (the “Bridge Credit Agreement”), among Entegris, as borrower, certain subsidiaries of Entegris party thereto, as guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent. The Bridge Credit Agreement provides for a senior unsecured term loan facility  in an aggregate principal amount equal to $275 million (the “Bridge Credit Facility”). On the Closing Date, proceeds of the Bridge Credit Facility, together with proceeds of the Credit Facilities and the Notes, and cash on hand, were used to (a) finance a portion of Merger Consideration, (b) pay the fees and expenses related to the Merger, the Notes offerings, the Credit Facilities and the Bridge Credit Facility and (c) repay certain existing indebtedness of CMC and Entegris and any remaining proceeds of the Bridge Credit Facility will be used to finance working capital and general corporate purposes of Entegris and its subsidiaries following the Closing Date.  All outstanding loans under the Bridge Credit Facility are due and payable on the date that is 364 days after the Closing Date.

Borrowings under the Bridge Credit Facility bear interest at a rate per annum equal to, at Entegris’ option, either (i) Term SOFR plus an applicable margin of 4.55% or (ii) a base rate plus an applicable margin of 3.55%.  In addition to paying interest on the outstanding principal under the Bridge Credit Facility, Entegris will pay to each lender under the Bridge Credit Agreement duration fees equal to 0.25% of the aggregate outstanding principal amount of such lender’s loans under the Bridge Credit Facility at 90, 180 and 270 days after the Closing Date.

Entegris’ obligation under the Bridge Credit Facility are guaranteed, on an unsecured basis, by the Subsidiary Guarantors, subject to customary exceptions and limitations.

The Bridge Credit Agreement contains customary representations and warranties and affirmative covenants. The Bridge Credit Agreement also includes negative covenants that limit, among other things, additional subsidiary indebtedness, additional liens, sales of assets and mergers and acquisitions.

The Bridge Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, and a change of control. If an event of default occurs and is continuing, Entegris may be required immediately to repay all amounts outstanding under the Bridge Credit Agreement.

The foregoing descriptions of the Amended Credit Agreement and the Bridge Credit Agreement are qualified in their entirety by reference to each agreement, copies of which are filed as Exhibits 4.10 and 4.11 hereto and are incorporated by reference in this Item 1.0.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 2.01.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Entegris’ Form 8-K, filed with the Securities and Exchange Commission on December 16, 2021 and which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Supplemental Indentures

As previously disclosed, on April 14, 2022, the Escrow Issuer entered into an Indenture (the “Secured Notes Indenture”), by and between the Escrow Issuer and Truist Bank, as trustee and notes collateral agent, pursuant to which the Escrow Issuer issued $1,600.0 million aggregate principal amount of 4.750% Senior Secured Notes due 2029 (the “Secured Notes”). Moreover, as previously disclosed, on June 30, 2022, the Escrow Issuer entered into an Indenture (the “Unsecured Notes Indenture” and, together with the Secured Notes Indenture, the “New Notes Indentures”), by and between the Escrow Issuer and Truist Bank, as trustee, pursuant to which the Escrow Issuer issued $895.0 million aggregate principal amount of 5.95% Senior Unsecured Notes due 2030 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”). Upon each issuance of the Notes, the gross proceeds of each offering, along with certain additional funds (the “Escrowed Funds”), were deposited into segregated escrow accounts.

In connection with the Merger, the Escrowed Funds were released from escrow and were used, along with borrowings under the Initial Term Loan Facility, borrowings under its Bridge Credit Facility and cash on hand, to (a) finance a portion of Merger Consideration, (b) pay the fees and expenses related to the Merger, the Notes offerings, the Initial Term Loan Facility, and the Bridge Credit Facility, (c) repay certain existing indebtedness of CMC and Entegris and (d) in the case of the Initial Term Loan Facility, finance working capital and general corporate purposes of Entegris.

In connection with the release of the Escrowed Funds from escrow, the Escrow Issuer merged with and into Entegris, with Entegris as the surviving entity in the merger.  By entry into supplemental indentures to the Secured Notes Indenture and Unsecured Notes Indenture (collectively, the “New Notes Supplemental Indentures”), along with the Subsidiary Guarantors, Entegris assumed all of the Escrow Issuer’s obligations as the issuer under the New Notes Indentures and the Notes and the Subsidiary Guarantors became guarantors under the New Notes Indentures. Concurrently, the CMC Guarantors will also enter into (i) a supplemental indenture (the “2028 Notes Supplemental Indenture”) to that certain Indenture, dated as of April 30, 2020 (the “2028 Notes Indenture”), by and among Entegris, the Subsidiary Guarantors party thereto and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, relating to its 4.375% Senior Unsecured Notes Due 2028 (the “2028 Notes”) and (ii) a supplemental indenture (the “2029 Notes Supplemental Indenture” and together with the 2028 Notes Supplemental Indenture and the New Notes Supplemental Indentures, the “Supplemental Indentures”) to that certain Indenture, dated as of April 30, 2021 (the “2029 Notes Indenture” and together with the 2028 Notes Indenture and the New Notes Indentures, the “Indentures”), by and among Entegris, the Subsidiary Guarantors party thereto and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee, relating to its 3.625% Senior Unsecured Notes Due 2029 (the “2029 Notes”), in each case, becoming guarantors under each indenture.

Obligations under the Secured Notes are secured by a first-priority lien on substantially all of the assets of Entegris and the Subsidiary Guarantors on a pari passu basis with the obligations under the Initial Term Loan Facility, pursuant to customary intercreditor arrangements set forth in the New Notes Intercreditor Agreement.

The foregoing descriptions of each Supplemental Indenture and the New Notes Intercreditor Agreement are qualified in their entirety by reference to each agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8 and 4.9 hereto and the terms of which are incorporated by reference in this Item 2.03.

None of the Merger Agreement, the Indentures, the Supplemental Indentures nor the New Notes Intercreditor Agreement are intended to be a source of factual, business or operational information about Entegris or its subsidiaries.  The representations, warranties and covenants contained in the Merger Agreement, the Indentures, the Supplemental Indentures and the New Notes Intercreditor Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 7.01. Regulation FD Disclosure.

On July 6, 2022, Entegris issued a press release announcing the completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby furnished pursuant to this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements (and notes thereto) of CMC for the fiscal years ended September 30, 2021 and 2020 are attached hereto as Exhibit 99.2 and are incorporated herein by reference. The unaudited consolidated condensed financial statements (and notes thereto) of CMC for the six-month period ended March 31, 2022 and 2021 are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

The additional financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(b) Pro Forma Financial Information.

Entegris’ unaudited pro forma condensed combined statement of operations and explanatory notes for the year ended December 31, 2021 and three months ended April 2, 2022 and Entegris’ unaudited pro forma condensed combined balance sheet and explanatory notes as of April 2, 2022 are attached as Exhibit 99.2 to Entegris’ Current Report filed on June 16, 2022 and are incorporated herein by reference.

The additional pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of December 14, 2021, by and among Entegris, Yosemite Merger Sub and CMC. (incorporated by reference from Exhibit 2.1 to Entegris, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2021).

4.1
Indenture, dated as of April 14, 2022, by and among Entegris and Truist Bank, as trustee and notes collateral agent, including the form of note representing the Notes (incorporated by reference from Exhibit 4.1 to Entegris, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2022).

4.2
Indenture, dated as of June 30, 2022, by and among Entegris and Truist Bank, as trustee, including the form of note representing the Unsecured Notes (incorporated by reference from Exhibit 4.1 to Entegris, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2022).

4.3	Supplemental Indenture to the 2029 Secured Notes Indenture, dated as of July 6, 2022, by and among Entegris, certain subsidiaries of Entegris and Truist Bank, as trustee and notes collateral agent.

4.4	Supplemental Indenture to the 2030 Unsecured Notes Indenture, dated as of July 6, 2022, by and among Entegris, certain subsidiaries of Entegris and Truist Bank, as trustee.

4.5
Equal Priority Intercreditor Agreement, dated as of July 6, 2022, among Entegris, certain subsidiaries of Entegris, Morgan Stanley Senior Funding, Inc., as senior credit facilities collateral agent, and Truist Bank, as notes collateral agent.

4.6
Indenture, dated as of April 30, 2020, by and among Entegris, certain subsidiaries of Entegris and Wells Fargo Bank, National Association, as trustee, including the form of note representing the 2028 Notes (incorporated by reference from Exhibit 4.1 to Entegris, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2020).

4.7
Supplemental Indenture to the 2028 Notes Indenture, dated as of July 6, 2022, by and among Entegris, certain subsidiaries of Entegris and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee.

4.8
Indenture, dated as of April 30, 2021, by and among Entegris, certain subsidiaries of Entegris and Wells Fargo Bank, National Association, as trustee, including the form of note representing the 2029 Notes (incorporated by reference from Exhibit 4.1 to Entegris, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2021).

4.9
Supplemental Indenture to the 2029 Notes Indenture, dated as of July 6, 2022, by and among Entegris, certain subsidiaries of Entegris and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee.

4.10
Amendment and Restatement Agreement, dated as of July 6, 2022, among Entegris, as borrower, certain subsidiaries of Entegris, as guarantors, the lenders party thereto, the issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

4.11
364-Day Bridge Credit and Guaranty Agreement, among Entegris, as borrower, certain subsidiaries of Entegris, as guarantors, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent.

23.1	Consent of PricewaterhouseCoopers LLP, auditor of CMC Materials, Inc.

99.1	Press Release, dated July 6, 2022.

99.2	Audited consolidated financial statements (and notes thereto) of CMC Materials, Inc. for the fiscal years ended September 30, 2021 and 2021.

99.3	Unaudited consolidated condensed financial statements (and notes thereto) of CMC Materials, Inc. for the six-month period ended March 31, 2022 and 2022.

99.4
Unaudited pro forma condensed combined statement of operations and explanatory notes of Entegris for the year ended December 31, 2021 and three months ended April 2, 2022 and the unaudited pro forma condensed combined balance sheet and explanatory notes of Entegris as of April 2, 2022 (incorporated by reference from Exhibit 99.2 to Entegris, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2022).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 6, 2022	ENTEGRIS, INC.

	By:	/s/ Joseph Colella
Joseph Colella
Senior Vice President, General Counsel and Secretary